As filed with the Securities and Exchange Commission on September 14, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 _____________________________________________________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________________________________________________________________________
COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

_____________________________________________________________________________________

Delaware	95-6021257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
445 South Street
Morristown, New Jersey 07960
(862) 345-5000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________________________________________________________
Stephen J. Jones
President and Chief Executive Officer
Covanta Holding Corporation
445 South Street
Morristown, New Jersey 07960
(862) 345-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 ____________________________________________________________________________________
with copies to:

Timothy J. Simpson, Esq.	David S. Stone, Esq.
Executive Vice President, General Counsel and Secretary	Neal, Gerber & Eisenberg LLP
Covanta Holding Corporation	Two North LaSalle Street
445 South Street	Chicago, Illinois 60602
Morristown, New Jersey 07960

_____________________________________________________________________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)
Common Stock, $0.10 par value per share
Preferred Stock, $0.10 par value per share
Warrants
Debt Securities
Subscription Rights
Purchase Contracts
Purchase Units
Depositary Shares

(1) There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants and such indeterminate principal amount of debt securities of the Registrant as may from time to time be offered at indeterminate prices.
(2)    In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the entire registration fee.

PROSPECTUS
COVANTA HOLDING CORPORATION
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
PURCHASE UNITS
DEPOSITARY SHARES

Covanta Holding Corporation may offer, from time to time, common stock, preferred stock, warrants, debt securities, subscription rights, purchase contracts, purchase units or depositary shares. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock.
We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, or through a combination of any of these methods. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.
This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.
Our common stock is traded on the New York Stock Exchange under the symbol “CVA.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. Our principal executive offices are located at 445 South Street, Morristown, New Jersey 07960, and our telephone number is (862) 345-5000.

Investing in our securities involves risks. You should carefully consider the information referred to under “Risk Factors” on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 14, 2017.

About This Prospectus

Unless the context otherwise requires, references in this prospectus to “Covanta,” “we,” “our,” “us” and similar terms refer to Covanta Holding Corporation and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to in this prospectus as the “SEC,” using a “shelf” registration process. Under this shelf registration process, (1) we may, from time to time, sell any combination of common stock, preferred stock, warrants, debt securities, subscription rights, purchase contracts, purchase units or depositary shares as described in this prospectus, in one or more offerings and (2) selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the section entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Covanta and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the SEC’s Public Reference Room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on our corporate website, www.covanta.com. Our common stock is traded on the New York Stock Exchange. Material filed by us can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which have been filed with the SEC:

1.
Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017,  including those portions of our Proxy Statement on Schedule 14A filed on March 24, 2017 that are incorporated by reference in such Annual Report;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 filed on April 27, 2017 and July 28, 2017, respectively;

3.
Our Current Reports on Form 8-K filed on March 2, 2017, March 2, 2017, March 3, 2017, March 3, 2017, March 6, 2017, March 16, 2017 and May 4, 2017 (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act); and

4.The description of our common stock on Form 8-A/A filed on November 17, 2006.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and Form 8-K/A unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) from the date of this prospectus until the sale of all securities registered hereunder shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at our website, www.covanta.com, or by writing us at the following address or telephoning us at the number below:

Covanta Holding Corporation
Attn: Investor Relations
445 South Street
Morristown, New Jersey 07960
(862) 345-5000

You may also direct your requests via e-mail to investors@covanta.com

Risk Factors

Please carefully consider the risk factors described in Part 1, Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2016, as well as any prospectus supplements and in our other periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Cautionary Note Regarding Forward-Looking Statements

This prospectus, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by us may contain statements that may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, the “Securities Act,” Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, the “PSLRA,” or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities;

•	our ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	our ability to avoid adverse publicity relating to our business;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, fires, and weather interference and catastrophic events;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	our ability to attract and retain talented people;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to utilize net operating loss carryforwards;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2016 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this prospectus and registration statement are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Covanta Holding Corporation

We are one of the world’s largest owners and operators of infrastructure for the conversion of waste to energy (known as “energy-from-waste" or “EfW”), as well as other waste transport and disposal and renewable energy production businesses. We are organized as a holding company which was incorporated in Delaware on April 16, 1992. We conduct all of our operations through subsidiaries which are engaged predominantly in the businesses of waste and energy services.

Energy-from-waste serves two key markets as both a sustainable waste disposal solution that is environmentally superior to landfilling and as a source of clean energy that reduces overall greenhouse gas emissions. Energy-from-waste is considered renewable under the laws of many states and under federal law. Our facilities are critical infrastructure assets that allow our customers, which are principally municipal entities, to provide an essential public service.

We operate and/or have ownership positions in 42 energy-from-waste facilities, which are primarily located in North America. We also operate waste management infrastructure that is complementary to our core EfW business. In addition to our core EfW business, we offer a variety of sustainable waste management solutions in response to customer demand, including on site clean-up services, wastewater treatment, transportation and logistics, recycling and depackaging. Together with our processing of non-hazardous "profiled waste" for purposes of assured destruction or sustainability goals in our EfW facilities, we offer these services under our Covanta Environmental Solutions brand. We also hold equity interests in an energy-from-waste facility in Italy and an infrastructure business in China which is engaged in energy-from-waste operations. We are constructing a 600,000 metric ton-per-year, 58 megawatt EfW facility in Dublin, Ireland, which we will own and operate upon completion. The commencement of commercial operations is anticipated early in the fourth quarter of 2017.

Our principal executive offices are located at 445 South Street, Morristown, New Jersey 07960, and our telephone number is (862) 345-5000.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income (loss) before income tax expense and equity in net income (loss) from unconsolidated investments plus dividends from unconsolidated investments and fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest and imputed interest for operating leases.

	Six Months Ended June 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges (1)	(0.23x)	0.94x	0.79x	1.08x	1.51x	2.05x

(1)
The ratio of earnings to fixed charges indicates a less than one-to-one coverage for the six months ended June 30, 2017 and for the years ended December 31, 2016 and 2015. Earnings available for fixed charges were inadequate to cover total fixed charges for these periods. The deficit amount for the ratio was $113 million, $10 million and $32 million for the six months ended June 30, 2017 and for the years ended December 31, 2016 and 2015, respectively.

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of our common stock by selling stockholders except as may otherwise be stated in an applicable prospectus supplement.

Description of Securities

Our authorized capital stock is 250,000,000 shares of common stock, $0.10 par value, and 10,000,000 shares of preferred stock, $0.10 par value. As of September 11, 2017, 130,624,826 shares of our common stock were outstanding. We have no shares of preferred stock outstanding.

Common Stock
Our common stock is described in our registration statement on Form 8-A/A, which we filed with the SEC on November 17, 2006 and which is incorporated by reference into this prospectus. We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

Preferred Stock
We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series;

•	preference, if any, to which holders of the series will be entitled upon our liquidation;

•	the terms, if any, on which the series may be redeemed;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series;

•	the right, if any, of the holders of the series to convert it into another class of our stock or securities; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock.

Warrants
We may issue warrants for the purchase of common stock, preferred stock, or debt securities. Warrants may be issued independently or together with our common stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

•	any date from and after which the warrants and any securities issued with them will be separately transferable;

•	the principal amount of or number of shares of stock that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	any minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal or other income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Debt Securities
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We will issue debt securities under an indenture, dated as of January 18, 2007, between us and Wells Fargo Bank, National Association, as trustee, as amended or supplemented from time to time. Wells Fargo Bank, National Association is qualified to act as trustee under the Trust Indenture Act of 1939. The indenture is governed by the Trust Indenture Act of 1939.

We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

Terms of the Debt Securities
Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our unsecured and unsubordinated indebtedness. We may issue them in one or more series. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. A prospectus supplement, including any pricing supplement or term sheet, relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the securities:

•
if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for in the debt securities;

•
if a series of debt securities may be converted or exchanged into or for securities of Covanta or other entities or property, the period or periods within which, the rate or rates at which and the terms and conditions upon which the debt securities in that series may be converted or exchanged, in whole or in part;

•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Covenants Contained in Indenture
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless:

•
we are the surviving corporation or the successor person is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture.

Events of Default and Remedies
An “event of default” with respect to any series of debt securities is defined in the indenture as being:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, within 30 days when and as due in respect of any series;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of Covanta or certain of our subsidiaries; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and we have paid or deposited with the trustee a sum sufficient to pay, among other things, all overdue interest, if any, on that series of debt securities and all sums paid or advanced by the trustee pursuant to the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default or event of default in the payment of the principal or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to provisions regarding waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund or analogous payments in respect of the debt securities of that series on the stated maturity of those payments.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund or analogous payments in respect of the debt securities of that series on the stated maturity of those payments; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Global Securities
We may issue the debt securities of any series in the form of one or more fully registered global debt securities, referred to in this prospectus as a “global security.” The global securities will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for debt securities in definitive registered form, the global securities may not be transferred except as a whole:

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor of the depository or nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Subscription Rights
We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferrable by the stockholder receiving such subscription rights in the offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.
The prospectus supplement relating to a particular issue of subscription rights will describe the terms of those subscription rights, including the following:

•	the price, if any, for the subscription rights;

•	the date of determining the stockholders entitled to the distribution of subscription rights;

•	the number of subscription rights issued to each holder;

•	the number and terms of each share of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the exercise price;

•	the extent to which the subscription rights are transferrable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an oversubscription privilege, if any, with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

•	any other terms of the subscription rights, including the terms, procedures and limitations related to the distribution, exchange and exercise of the subscription rights.

Purchase Contracts and Purchase Units
We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us, or any combination of the foregoing. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The purchase contracts may require us to make periodic payments to the holders thereof. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to such purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying security, which may include debt obligations of third parties, such as U.S. treasury securities, that is pledged by the holder of a purchase contract to secure its obligations under the purchase contract.
The prospectus supplement relating to any purchase contracts or purchase units we are offering will describe the terms of the purchase contracts, the purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•	the settlement date or dates on which the holder will be obligated to purchase securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•
the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common stock or preferred stock over a specified period or determined by reference to other factors;

•	whether the purchase contracts will be issued separately or as part of units;

•	the type of underlying security, if any, that is part of a purchase unit;

•
the terms of any pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest or principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•	any other terms of the purchase contracts or purchase units.

Depositary Shares

We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue depositary shares, each of which will represent a fractional interest of a share of preferred stock, as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will include the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount that can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred shareholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary's office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Convertibility and Exchangeability

Shares of a series of preferred stock may be convertible or exchangeable into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Voting

Upon receiving notice of any meeting at which preferred shareholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder's depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those preferred stock shares, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•
there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Title

We and each depositary and any of our respective agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have a combined capital and surplus of at least $50,000,000.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred shareholders of any series.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performance in good faith of the duties under that agreement, and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. Each depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.
Selling Stockholders

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

Plan of Distribution

We or the selling stockholders may sell the securities offered pursuant to this prospectus in any of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents, selling stockholders or direct purchasers and their compensation in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices; or

•	at varying prices determined at the time of sale.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

Unless otherwise stated in a prospectus supplement, any agent selling securities on our behalf will be acting on a best efforts basis for the period of its appointment.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Any securities offered by this prospectus, other than our common stock, will be a new issue of securities and will have no established trading market. Our common stock is listed on the New York Stock Exchange, and any shares of our common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than our common stock, may or may not be listed on a national securities exchange. We give no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than our common stock.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, which conclude among other things, that we did not maintain effective internal control over financial reporting as of December 31, 2016, based on Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“2013 framework”), because of the effects of the material weakness described, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Neal, Gerber & Eisenberg LLP of Chicago, Illinois.

PART II
INFORMATION NOT REQUIRED IN THIS PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions. All amounts set forth below are estimates.

SEC registration fee	$		*
Legal fees and expenses		$10,000	**
Accounting fees and expenses		$25,000	**
Miscellaneous		$5,000	**
Total		$40,000	**
We will bear all of the foregoing expenses.

*	We are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.
**    Estimate.
Item 15. Indemnification of Directors and Officers.
Under Section 145 of Delaware General Corporation Law, referred to in this prospectus as the “DGCL,” a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person’s service as a director or officer of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

As permitted by Section 145 of DGCL, our restated certificate of incorporation and bylaws authorize us to indemnify any officer, director and employee of ours against amounts paid or expenses incurred in connection with any action, suit or proceeding (other than any such action by or in the right of the corporation) to which such person is threatened to be made a party as a result of such positions if the Board of Directors or stockholders or independent legal counsel to us, in a written opinion, determine that indemnification is proper.

We have entered into indemnification agreements with our directors and executive officers and certain other of our officers, including of our subsidiaries. Each indemnification agreement generally provides that, subject to certain conditions, limitations and exceptions:

(1)
we will indemnify and hold harmless the indemnitee to the fullest extent permitted by the DGCL from expenses and liabilities incurred by the indemnitee in connection with third party and derivative legal actions brought against the indemnitee as a result of his or her service to us;

(2)	we are required to advance all covered expenses incurred by the indemnitee in a proceeding covered by the indemnification agreement; and

(3)
to the extent indemnification is not available in any proceeding in which the indemnitee is jointly liable with us, there is a right of contribution from us based on the relative benefits received by the indemnitee and us with respect to the transaction from which the proceeding arose.

Item 16. Exhibits.

Exhibit No.
1.1*	Form of Underwriting Agreement.

3.1**
Restated Certificate of Incorporation of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 19, 2007 and filed with the SEC on January 19, 2007).

3.2**
Amended and Restated Bylaws of Covanta Holding Corporation as amended and effective September 19, 2013 (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated September 20, 2013 and filed with the SEC on September 20, 2013).

4.1**
Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) dated January 19, 2007 and filed with the SEC on January 19, 2007).

4.2**
First Supplemental Indenture dated as of January 31, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Global Debenture) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 31, 2007 and filed with the SEC on February 6, 2007).

4.3**
Second Supplemental Indenture dated as of December 1, 2010 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.3 of Covanta Holding Corporation’s Current Report on Form 8-K dated December 1, 2010 and filed with the SEC on December 1, 2010).

4.4**
Third Supplemental Indenture dated as of March 19, 2012 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated March 19, 2012 and filed with the SEC on March 19, 2012).

4.5**
Fourth Supplemental Indenture dated as of March 6, 2014 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated March 6, 2014 and filed with the SEC on March 6, 2014).

4.6**
Fifth Supplemental Indenture dated as of March 16, 2017 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated March 16, 2017 and filed with the SEC on March 16, 2017).

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated September 14, 2017, by Ernst & Young LLP.

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities.

* To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.
** Not filed herewith but incorporated herein by reference.

Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)    To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morristown, State of New Jersey, on September 14, 2017.

COVANTA HOLDING CORPORATION
(Registrant)
By:	/s/ STEPHEN J. JONES
Stephen J. Jones
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints STEPHEN J. JONES and TIMOTHY J. SIMPSON, and each of them, with power to act without the other, such undersigned person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in his or her respective name, place and stead, in any and all capacities, to sign, execute and file this registration statement on Form S-3, and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, or any other governmental or regulatory authority, granting unto each said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such undersigned person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on September 14, 2017 by the following persons in the capacities indicated:

Signature	Title
/s/ SAMUEL ZELL
Samuel Zell	Chairman of the Board

/s/ STEPHEN J. JONES
Stephen J. Jones	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ BRADFORD J. HELGESON
Bradford J. Helgeson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ MANPREET S. GREWAL
Manpreet S. Grewal	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ DAVID M. BARSE
David M. Barse	Director

/s/ RONALD J. BROGLIO
Ronald J. Broglio	Director

/s/ PETER C. B. BYNOE
Peter C. B. Bynoe	Director

/s/ LINDA J. FISHER
Linda J. Fisher	Director

/s/ JOSEPH M. HOLSTEN
Joseph M. Holsten	Director

/s/ DANIELLE PLETKA
Danielle Pletka	Director

/s/ MICHAEL W. RANGER
Michael W. Ranger	Director

/s/ ROBERT S. SILBERMAN
Robert S. Silberman	Director

/s/ JEAN SMITH
Jean Smith	Director

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1**
Restated Certificate of Incorporation of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 19, 2007 and filed with the SEC on January 19, 2007).

3.2**
Amended and Restated Bylaws of Covanta Holding Corporation as amended and effective September 19, 2013 (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated September 20, 2013 and filed with the SEC on September 20, 2013).

4.1**
Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) dated January 19, 2007 and filed with the SEC on January 19, 2007).

4.2**
First Supplemental Indenture dated as of January 31, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Global Debenture) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 31, 2007 and filed with the SEC on February 6, 2007).

4.3**
Second Supplemental Indenture dated as of December 1, 2010 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.3 of Covanta Holding Corporation’s Current Report on Form 8-K dated December 1, 2010 and filed with the SEC on December 1, 2010).

4.4**
Third Supplemental Indenture dated as of March 19, 2012 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated March 19, 2012 and filed with the SEC on March 19, 2012).

4.5**
Fourth Supplemental Indenture dated as of March 6, 2014 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated March 6, 2014 and filed with the SEC on March 6, 2014).

4.6**
Fifth Supplemental Indenture dated as of March 16, 2017 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note) (incorporated herein by reference to Exhibit 4.2 of Covanta Holding Corporation’s Current Report on Form 8-K dated March 16, 2017 and filed with the SEC on March 16, 2017).

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated September 14, 2017, by Ernst & Young LLP.

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities.

* To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.
** Not filed herewith but incorporated herein by reference.